UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2019

CENTURY COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36491	68-0521411
(Commission File Number)	(I.R.S. Employer Identification Number)

8390 East Crescent Parkway, Suite 650 Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 770-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933, as amended, or Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CCS	New York Stock Exchange

Item 8.01.	Other Events.

Press Release Announcing Launch of New Issuance of Senior Notes Due 2027

On May 9, 2019, Century Communities, Inc. (the “Company”) issued a press release announcing the launch of its offering (the “Offering”), subject to market and other conditions, of $400 million in aggregate principal amount of new Senior Notes due 2027 (the “Senior Notes”). The Offering will be unregistered and is being conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The Company intends to use the net proceeds from the Offering to finance the Company’s cash tender offer (the “Tender Offer”) for any and all of the $385 million aggregate principal amount of the Company’s 6.875% Senior Notes due 2022 (the “2022 Notes”) outstanding. To the extent that less than all of the $385 million aggregate principal amount of the 2022 Notes are tendered in the Tender Offer, the Company intends to redeem all of the remaining outstanding 2022 Notes using a portion of the net proceeds from the Offering. Following the Tender Offer and any redemption thereafter, the Company intends to use the remaining net proceeds from the Offering, if any, for general corporate purposes.

The Senior Notes will be offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act. The Senior Notes have not been registered under the Securities Act or the securities laws of any jurisdiction. Unless they are registered, the Senior Notes may be offered only in transactions that are exempt from registration under the Securities Act and the applicable securities laws of any jurisdiction.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to purchase the Senior Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Press Release Announcing a Cash Tender Offer for Any and All of 6.875% Senior Notes Due 2022

On May 9, 2019, the Company issued a press release announcing the commencement of the Tender Offer to purchase any and all of the 2022 Notes, pursuant to an Offer to Purchase, dated May 9, 2019, and related Notice of Guaranteed Delivery. Upon the terms and subject to the conditions described in the Offer to Purchase and the Notice of Guaranteed Delivery, the Company is offering to purchase for cash any and all of the 2022 Notes. Tenders of the 2022 Notes may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on May 22, 2019, unless extended or earlier terminated, but may not be withdrawn thereafter. The Tender Offer for any and all of the 2022 Notes will expire at 5:00 p.m., New York City time, on May 22, 2019, unless extended or earlier terminated (such date and time, as it may be extended or earlier terminated, the “Expiration Date”). The consideration for each $1,000 principal amount of 2022 Notes validly tendered, not validly withdrawn and accepted for purchase will be $1,018.90. In addition, all holders of 2022 Notes accepted for purchase in the Tender Offer will also receive accrued and unpaid interest on such purchased 2022 Notes from the last interest payment date up to, but not including, the settlement date.

The Company anticipates that it will accept for purchase and pay for 2022 Notes validly tendered and not validly withdrawn pursuant to the Tender Offer at or prior to the Expiration Date, one business day following the Expiration Date, which first business day is expected to occur on or about May 23, 2019, or (ii) to the extent that such 2022 Notes are not delivered at or prior to the Expiration Date but are delivered pursuant to the guaranteed delivery provisions set forth in the Offer to Purchase, three business days following the Expiration Date, which third business day is expected to occur on or about May 28, 2019.

The Company has retained J.P. Morgan Securities LLC to serve as the dealer manager, directly and through its respective affiliates, for the Tender Offer. The Company has retained D.F. King & Co., Inc. to act as the tender agent and information agent in respect of the Tender Offer.

This Current Report on Form 8-K does not constitute an offer to buy or a solicitation of an offer to sell any securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K, including the Exhibits hereto, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements relate to the Company’s current expectations and are subject to the limitations and qualifications set forth in the Company’s other documents filed with the U.S. Securities and Exchange Commission. Actual events and/or results may differ materially from those projected in such forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release, dated May 9, 2019, announcing launch of new issuance of Senior Notes due 2027.

99.2	Press release, dated May 9, 2019, announcing a cash tender offer for any and all of 6.875% Senior Notes due 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2019	CENTURY COMMUNITIES, INC.

	By:	/s/ David Messenger
	Name:	David Messenger
	Title:	Chief Financial Officer